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                                                        EXHIBIT 24(C)(8)(I)(IV)

                              THIRD AMENDMENT TO
                            PARTICIPATION AGREEMENT

   THIS THIRD AMENDMENT (the "Amendment") dated April 5, 2010 is made by and among Putnam Variable Trust (the "Trust"), Putnam Retail Management Limited Partnership (the "Underwriter") and Minnesota Life Insurance Company (the "Company").

   WHEREAS, the Trust, Underwriter and Company entered into that certain Participation Agreement dated April 30, 2002, as amended October 1, 2006 and January 26, 2009 (the "Agreement"); and

   WEHEREAS, the Trust, the Underwriter and the Company wish to amend the Funds listed in Schedule A to the Agreement.

   NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Trust, the Underwriter and the Company hereby acknowledge and agree as follows:

    1. The subcategory entitled "Funds" on Schedule A to the Agreement shall be deleted and replaced with the following: "All Class IB shares of the Funds."

    2. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

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IN WITNESS WEHREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PUTNAM VARIABLE TRUST                    PUTNAM RETAIL MANAGEMENT
                                         LIMITED PARTNERSHIP

By:     /s/ Jonathan Horwith             By:     /s/ Mark Coreeny
        -----------------------------            -----------------------------

Name:   Jonathan Horwith                 Name:   Mark Coreeny
        -----------------------------            -----------------------------

Title:  Exec VP                          Title:  Managing Director
        -----------------------------            -----------------------------

MINNESOTA LIFE INSURANCE
COMPANY

By:     /s/ Bruce P. Shay
        -----------------------------

Name:   Bruce P. Shay
        -----------------------------

Title:  Executive Vice President
        -----------------------------